UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31 , 2007

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402-8773 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 10, 2007, Wits Basin Precious Minerals Inc. (the “Registrant”) entered into that certain Convertible Notes Purchase Agreement, as amended on June 19, 2007 (as amended, the “CNPA”), with China Gold, LLC (“China Gold”), pursuant to which the Registrant has issued the following Convertible Notes in favor of China Gold: (i) that certain Convertible Note dated April 10, 2007 in the principal amount of $3,000,000 with a maturity date of April 10, 2012 (“Note 1”), (ii) that certain Convertible Note dated May 7, 2007 in the principal amount of $2,000,000 with a maturity date of May 7, 2012 (“Note 2”), (iii) that certain Convertible Note dated July 19, 2007 in the principal amount of $4,000,000 with a current maturity date of November 17, 2007 (“Note 3”), and (iv) that certain Convertible Note dated July 7, 2007 in the principal amount of $800,000 with a current maturity date of November 7, 2007 (“Note 4”; collectively with Note 1, Note 2 and Note 3, the “Notes”). The CNPA and the form of Note (relating to Notes 1 and 2) were filed as Exhibits 10.1 and 10.2 to Registrant’s Current Report on Form 8-K filed on April 16, 2007, and are incorporated herein by reference. Note 3 was filed as Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed on June 25, 2007, and is incorporated herein by reference. Note 4 was issued substantially in the same form as Note 3.

On October 31, 2007, Registrant entered into a letter agreement with China Gold whereby the parties amended the maturity date on each of the Notes to February 29, 2008. As additional consideration, Registrant agreed to reduce the conversion price applicable to the Notes from $1.00 to $0.50 per share and to reduce the purchase price applicable to certain purchase rights of China Gold under the Notes from $1.00 to $0.50 per share. The letter agreement further gives Registrant an option to obtain, at its sole discretion, an extension of the maturity dates of the respective Notes to May 31, 2008 in consideration for a further reduction in the conversion price applicable to the Notes and the purchase price relating to purchase rights provided under the Notes from $0.50 to $0.25 per share. A copy of the letter agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On November 1, 2007, the Registrant delivered to Easyknit Enterprises Holdings Limited (“Easyknit”) and Race Merger, Inc. (“Race Merger”) a notice of termination of that certain Agreement and Plan of Merger and Reorganization dated April 20, 2007, as amended by that certain Amendment #1 to Agreement and Plan of Merger and Reorganization dated May 21, 2007, by and among Easyknit, Race Merger and Registrant (the “Merger Agreement”) pursuant to Sections 7.03(e), 7.03(g) and 8.01(i) of the Merger Agreement.

Registrant’s bases for termination of the Merger Agreement include but are not limited to the occurrence of material adverse effects relating to Easyknit pursuant to the terms of the Merger Agreement, the dissatisfaction of Registrant, in its sole and absolute discretion, with its findings during due diligence relating to Easyknit and Easyknit’s breaches of covenant under the Merger Agreement.

On November 5, 2007, Registrant received a letter from Easyknit indicating Easyknit’s belief that Registrant’s termination of the Merger Agreement was wrongful and without merit, and demanding payment by Registrant of a $30,000,000 termination fee and an additional $500,000 to cover expenses of Easyknit relating to the merger. Registrant believes Easyknit’s demand is completely without merit, and intends to vigorously defend itself against such demand, while continuing to enforce its rights and remedies in the pending legal action between the parties.

The Merger Agreement and Amendment #1 to the Merger Agreement were filed as Exhibits 10.1 to Registrant’s Current Reports on Form 8-K filed on April 26, 2007 and May 25, 2007, respectively, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 1, 2007, Registrant issued a press release relating to its termination of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exh.	Description
10.1	Letter Agreement dated October 31, 2007 by and among Registrant and China Gold, LLC
99.1	Press release dated November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: November 5, 2007	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer